SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2015

Confederate Motors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52500	26-4182621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 2, 2015, Confederate Motors, Inc., a Delaware corporation (the “Company”), engaged Heaton & Company, PLLC (“Heaton”) as the Company's principal accountant for the Company's fiscal year ending December 31, 2015 and the interim periods for 2015. The decision to change principal accountants was approved by the Company's Board of Directors.

During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Heaton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Heaton provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Heaton on any matter that was the subject of a disagreement or a reportable event.

Item 7.01	Regulation FD Disclosure.

On October 5, 2015, Confederate Motors, Inc. (the “Company”) issued a press release entitled “Confederate Motors, Inc. Announces $1 Million 506(c) Private Placement Offering.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 5, 2015*

*Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: October 2, 2015	By	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO

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